SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 30, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6

Item 1.01. Entry into a Material Definitive Agreement.
     On October 1, 2009, Grubb & Ellis Company (the “Company”) announced that it had amended its senior secured revolving credit facility (the “First Credit Facility Letter Amendment”) revising certain terms of that certain Third Amended and Restated Credit Agreement dated as of May 18, 2009 by and among the Company, the Guarantors named therein, Deutsche Bank Trust Company Americas, as Administrative Agent, the financial institutions identified therein as Lender Parties, Deutsche Bank Trust Company Americas as Syndication Agent, and Deutsche Bank Securities Inc., as sole issuing manager and sole manager (the “Credit Facility”).
     The First Credit Facility Letter Amendment, among other things, modifies and provides the Company an extension from September 30, 2009 to November 30, 2009 (the “Extension”) to (i) effect its recapitalization plan and in connection therewith to effect a prepayment of at least seventy two (72%) percent of the Revolving Credit A Advances (as defined in the Credit Facility), and (ii) sell four commercial properties, including the two real estate assets that the Company had previously acquired on behalf of Grubb & Ellis Realty Advisors, Inc.
     The First Credit Facility Letter Amendment also grants the Company a one-time right, exercisable by November 30, 2009, to prepay the Credit Facility in full for a reduced principal amount equal to 65% of the aggregate principal amount of the Credit Facility then outstanding (the “Discount Prepayment Option”).
     In connection with the Extension, the warrant agreement dated as of May 18, 2009 by and between the Company and the holders identified in Exhibit B thereto (the “Warrant Agreement”) that was entered into in connection with the Credit Facility was also amended pursuant to a letter amendment to the Warrant Agreement (the “First Warrant Agreement Letter Amendment”) to extend from October 1, 2009 to December 1, 2009 the time when the warrant issued pursuant to the Warrant Agreement is first exercisable by its holders.
     The First Credit Facility Letter Amendment also grants a one-time waiver from the covenant requiring all proceeds of sales of equity or debt securities to be applied to pay down the Credit Facility to facilitate by October 2, 2009 the sale by the Company to an affiliate of the Company’s largest stockholder and Chairman of the Board of Directors of the Company, $5 million of subordinated debt or equity securities of the Company (the “Permitted Placement”) so long as (i) the Permitted Placement is junior, subject and subordinate to the Credit Facility, (ii) the net proceeds of the Permitted Placement are placed into an account with Deutsche Bank Trust Company Americas, (iii) the disbursement of the funds in such account is in accordance with the Approved Budget (as defined in the Credit Facility), (iv) that certain Third Amended and Restated Security Agreement dated as of May 18, 2009 made by the Grantors referred to therein in favor of Deutsche Bank Trust Company Americas, as administrative agent for the Secured Parties (as defined in the Credit Facility) (the “Security Agreement”) that was entered into in connection with the Credit Facility is amended to effect the granting by the Company of a security interest in the net proceeds of the Permitted Placement to Deutsche Bank Trust Company Americas, for the benefit of the Secured Parties, and (v) the Permitted Placement is otherwise satisfactory to the Lenders. In addition, if the Permitted Placement is in the form of subordinated debt, the Company and the entity making the $5 million loan are required to enter into a subordination agreement with Deutsche Bank Trust Company Americas.

     Concurrently with the entering into of the First Credit Facility Letter Amendment, the Security Agreement was amended pursuant to a letter amendment to the Security Agreement (the “First Security Agreement Letter Amendment”) whereby the Company granted a security interest in the net proceeds of the Permitted Placement to Deutsche Bank Trust Company Americas, for the benefit of the Secured Parties.
     Finally, the First Credit Facility Letter Amendment also provides that the $4,289,245 that was deposited in a cash collateral account to cash collateralize outstanding letters of credit under the Credit Facility will instead be used to pay down the Credit Facility.
     On October 2, 2009, the Company effected the Permitted Placement and issued a $5 million senior subordinated convertible note (the “Note”) to Kojaian Management Corporation. The Note (i) bears interest at twelve percent (12%) per annum, (ii) is co-terminous with the term of the Credit Facility (including if the Credit Facility is terminated pursuant to the Discount Prepayment Option), (iii) is unsecured and fully subordinate to the Credit Facility, and (iv) in the event the Company issues or sells equity securities in connection with or pursuant to a transaction with a non-affiliate of the Company while the Note is outstanding, at the option of the holder of the Note, the principal amount of the Note then outstanding is convertible into those equity securities of the Company issued or sold in such non-affiliate transaction. In connection with the issuance of the Note, Kojaian Management Corporation, Deutsche Bank Trust Company Americas and the Company entered into a subordination agreement (the “Subordination Agreement”).
     The foregoing is a summary of the terms and conditions of each of the First Credit Facility Letter Amendment, the First Warrant Agreement Letter Amendment, the First Security Agreement Letter Amendment (collectively, the “Letter Amendments”), the Note and the Subordination Agreement, and does not purport to be a complete discussion of any of such Letter Amendments, the Note or the Subordination Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the First Credit Facility Letter Amendment, the First Warrant Agreement Letter Amendment, the First Security Agreement Letter Amendment, the Note and the Subordination Agreement, each of which is annexed to this Current Report on Form 8-K as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively, and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
99.1	First Letter Amendment to Third Amended and Restated Credit Agreement, dated as of September 30, 2009, by and among Grubb & Ellis Company, the guarantors named therein, Deutsche Bank Trust Company Americas, as administrative agent, the financial institutions identified therein as lender parties, Deutsche Bank Trust Company Americas, as syndication agent, and Deutsche Bank Securities Inc., as sole book running manager and sole lead arranger.

99.2	First Letter Amendment to Warrant Agreement, dated as of September 30, 2009, by and between Grubb & Ellis Company and the holders identified in Exhibit B thereto.

99.3	First Letter Amendment to the Third Amended and Restated Security

Agreement, dated as of September 30, 2009, made by the grantors referred to therein in favor of Deutsche Bank Trust Company Americas, as administrative agent for the secured parties referred to therein.

99.4	Senior Subordinated Convertible Note dated October 2, 2009 issued by Grubb & Ellis Company to Kojaian Management Corporation.

99.5	Subordination Agreement dated October 2, 2009 by and among Kojaian Management Corporation, Grubb & Ellis Company and Deutsche Bank Trust Company Americas.

99.6	Press Release issued by Grubb & Ellis Company on October 1, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: October 2, 2009